                                                            EXHIBIT 3.2

                               OPERATING AGREEMENT



                                       OF



                               US XCHANGE, L.L.C.
                     (a Michigan limited liability company)







                         Effective as of August 1, 1996


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                                TABLE OF CONTENTS
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                                                                                                               Page

ARTICLE I                   DEFINITIONS...........................................................................1

ARTICLE II                  FORMATION OF COMPANY..................................................................2
         Section 2.1  Formation of Company........................................................................2
         Section 2.2  Effective Date of Operating Agreement.......................................................2
         Section 2.3  Name........................................................................................2
         Section 2.4  Principal Place of Business.................................................................3
         Section 2.5  Registered Office and Resident Agent........................................................3
         Section 2.6  Maximum Duration............................................................................3
         Section 2.7  Purposes....................................................................................3

ARTICLE III                 BOOKS, RECORDS AND ACCOUNTING.........................................................3
         Section 3.1  Records.....................................................................................3
         Section 3.2  Fiscal Year; Accounting.....................................................................4
         Section 3.3  Reports.....................................................................................4

ARTICLE IV                  CAPITAL CONTRIBUTIONS.................................................................4
         Section 4.1  Initial Capital Contributions...............................................................4
         Section 4.2  Additional Capital Contributions............................................................4
         Section 4.3  Failure to Contribute.......................................................................4

ARTICLE V                   LIMITATION OF LIABILITY; INDEMNIFICATION..............................................5
         Section 5.1  No Liability to Third Parties...............................................................5
         Section 5.2  No Liability to Company.....................................................................5
         Section 5.3  Indemnification.............................................................................6

ARTICLE VI                  ALLOCATIONS AND DISTRIBUTIONS.........................................................7
         Section 6.1  Member's Accounts...........................................................................7
         Section 6.2  Allocations.................................................................................7
         Section 6.3  Distributions...............................................................................7
         Section 6.4  Profit and Loss.............................................................................7
         Section 6.5  Income Accounts.............................................................................7
         Section 6.6  Salaries....................................................................................8

ARTICLE VII                 DISPOSITION OF MEMBERSHIP INTERESTS...................................................8
         Section 7.1  Restrictions on Transfers...................................................................8
         Section 7.2  Assignee Rights.............................................................................8
         Section 7.3  Withdrawal; No Right to Receive Fair Value..................................................8
         Section 7.4  Options to Purchase Upon Withdrawal.........................................................8
         Section 7.5  Options to Purchase Upon Death..............................................................9
         Section 7.6  Estate's Right to Require Purchase Upon Death...............................................9

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
         Section 7.7  Valuation of Assets.........................................................................9
         Section 7.8  Purchase Price.............................................................................10
         Section 7.9  Terms of Payment...........................................................................10
         Section 7.10  Insurance Proceeds........................................................................11
         Section 7.11  Closing...................................................................................11
         Section 7.12  Seller's Participation in Profits and Losses..............................................11
         Section 7.13  Membership Interest Held by Grantor Trust.................................................11

ARTICLE VIII        ADDITIONAL MEMBERS...........................................................................12

ARTICLE IX                  MANAGEMENT...........................................................................12
         Section 9.1  Management by Members......................................................................12
         Section 9.2  Company Decision; Voting...................................................................12
         Section 9.3  Delegation of Authority....................................................................12
         Section 9.4  Authority of Members.......................................................................13
         Section 9.5  Time Devoted to Company Business; Other Business
                    Interests of Members.........................................................................13

ARTICLE X                   MEETINGS AND CONSENTS OF MEMBERS.....................................................13
         Section 10.1  Meetings..................................................................................13
         Section 10.2  Conference Call Meetings..................................................................13
         Section 10.3  Written Consent...........................................................................13

ARTICLE XI                  DISSOLUTION AND WINDING UP...........................................................14
         Section 11.1  Dissolution...............................................................................14
         Section 11.2  Winding Up................................................................................14

ARTICLE XII                 GENERAL PROVISIONS...................................................................14
         Section 12.1  Entire Agreement and Amendment............................................................14
         Section 12.2  Severability..............................................................................14
         Section 12.3  Notices...................................................................................15
         Section 12.4  Binding Effect............................................................................15
         Section 12.5  Governing Law.............................................................................15
         Section 12.6  Investment Representations................................................................15
         Section 12.7  Review by Legal Counsel...................................................................15
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                                    ARTICLE I

                                   DEFINITIONS

                  The following definitions shall apply to the terms in this Operating Agreement unless otherwise expressly stated:

                           (a) "Act" shall mean the Michigan limited liability company act, as may be amended.

                           (b) "Articles" shall mean the Articles of Organization of the Company as filed with the Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau, as may be amended or restated.

                           (c) "Capital Account" as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted under this Agreement.

                           (d) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made, including initial capital contributions as described on Exhibit A and additional capital contributions, if any.

                           (e) "Capital Interest" shall mean the proportion that a Member's positive Capital Account bears to the aggregate positive Capital Accounts of all Members whose Capital Accounts have positive balances as may be adjusted from time to time.

                           (f) "Code" shall mean the Internal Revenue Code of 1986 or corresponding provisions of superseding federal revenue laws.

                           (g) "Company" shall refer to US Xchange, L.L.C., a Michigan limited liability company.

                           (h) "Distributable Cash" means all cash, revenues and funds received by the Company from whatever source, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) such reserves as the Company deems reasonably necessary to the proper operation of the Company's business.

                          (i) "Economic Interest" shall mean a Member's or Economic Interest Owner's share of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company.


                           (j) "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

                           (k) "Initial Members" shall mean Richard Postma and Ronald VanderPol.

                           (l) "Member" shall mean each of the Initial Members and each of the parties who may be admitted as a Member after the effective date of this Operating Agreement.

                           (m) "Membership Interest" shall mean a Member's rights in the Company, including, but not limited to, the right to receive distributions of the Company's assets and any right to vote or participate in management.

                           (n) "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles consistently applied.

                           (o) "Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time.


                                   ARTICLE II

                              FORMATION OF COMPANY

                  Section 2.1 Formation of Company. The Initial Members acknowledge that the Company was formed by filing the Articles.

                  Section 2.2 Effective Date of Operating Agreement. This Operating Agreement shall be effective as of the date on which the last Initial Member signs this Operating Agreement.

                  Section 2.3 Name. The name of the Company is US Xchange,
L.L.C.

                  Section 2.4 Principal Place of Business. The principal place of business of the Company within the State of Michigan shall be 250 Monroe, N.W., Suite 800, Grand Rapids, Michigan. The Company may locate its places of business and registered office at any other place or places as the Members may from time to time determine.

                  Section 2.5 Registered Office and Resident Agent. The Company's initial registered office and resident agent shall be as designated in the Articles. The registered office



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and resident agent may be changed from time to time by filing the change with the Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau.

                  Section 2.6 Maximum Duration. The maximum duration of the Company shall be until December 31, 2030, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

                  Section 2.7 Purposes. The purposes of the Company are to engage in any activity for which limited liability companies may be formed under the Act. The Company shall have all the powers necessary or convenient to effect any purpose for which it is formed, including all powers granted by the Act.


                                   ARTICLE III

                          BOOKS, RECORDS AND ACCOUNTING

                  Section 3.1 Records. The Company shall maintain records of the Company's business as required by the Act or deemed appropriate by the Members. As required by the Act, the Company shall keep at its registered office all of the following:

                           (a) A current list of the full name and last known address of each Member.

                           (b) A copy of the Articles.

                           (c) Copies of the Company's federal, state, and local tax returns and reports, if any, for the three (3) most recent years.

                           (d) Copies of any financial statements of the Company for the three (3) most recent years.

                           (e) Copies of this Operating Agreement and any amendments.

                           (f) Copies of records that would enable a Member to determine each Member's relative shares of the Company's distributions and their relative voting rights.

                  Upon reasonable written request and during ordinary business hours, a Member (or designated representative) may inspect and copy, at the Member's expense, any of the above records.

                  Section 3.2 Fiscal Year; Accounting. The Company's fiscal year shall be the calendar year. The particular accounting methods and principles to be followed by the Company shall be selected by the Members from time to time.



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                  Section 3.3 Reports. The Members shall receive reports
concerning the financial condition of the Company and their Capital Accounts in the time, manner and form as they determine. These reports shall be provided at least annually as soon as practicable after the end of each calendar year and shall include a statement of each Member's share of profits and other items of income, gain, loss, deduction and credit.


                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

                  Section 4.1 Initial Capital Contributions. The Initial Members agree to make the Capital Contributions set forth in the attached Exhibit A within sixty (60) days after the effective date of this Operating Agreement. No interest shall accrue on any Capital Contribution and no Member shall have any right to be repaid any Capital Contribution except as provided in this Operating Agreement.

                  Section 4.2 Additional Capital Contributions. Additional Capital Contributions may be required in amounts and on terms agreed to by all Members.

                  Section 4.3 Failure to Contribute. If any Member fails to make a Capital Contribution when required, the Company or the non-defaulting Members may, in addition to the other rights and remedies they may have under the Act or applicable law, take whatever enforcement action against that Member that the non-defaulting Members consider appropriate. Each of the non-defaulting Members may elect to contribute a portion of the amount of that required capital. The contributions by the electing Members shall be made pro rata according to the Capital Accounts of those electing Members. The additional contributions shall be treated by each contributing Member as either of the following:

                           (a) As a demand loan from the contributing Member to the Company which shall bear interest at the rate of two percent (2%) over the rate published from time to time by The Wall Street Journal as the "prime" rate of interest in effect on the date of contribution. All such loans shall be repaid in full, together with accrued interest (if demand has not already been made), from the first available funds of the Company and prior to the distribution of any income to Members; or

                           (b) As an additional Capital Contribution in which event the Membership Interests of all Members shall be redetermined and adjusted in proportion to the total Capital Contributions made by all Members. Any such adjustment shall be effective as of the date of the contribution of the contributing Member.

                  Each defaulting Member jointly and severally guarantees repayment and grants to each Member who makes a contribution in the form of a demand loan, a security interest in the



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defaulting Member's Membership Interest and agrees to execute whatever documents are necessary to perfect that security interest.


                                    ARTICLE V

                    LIMITATION OF LIABILITY; INDEMNIFICATION

                  Section 5.1 No Liability to Third Parties. Unless otherwise provided by law, a Member shall not be liable for acts, debts, or obligations of the Company.

                  Section 5.2 No Liability to Company. A Member shall not have any monetary liability to the Company or any of its Members for breach of any duty under Section 404 of the Act (relating to Member duties and liabilities in managing the Company) except for liability for any of the following:

                           (a) The receipt of a financial benefit to which the Member is not entitled.

                           (b) Liability under Section 308 of the Act for voting for or assenting to a distribution in violation of this Operating Agreement or the Act.

                           (c)      A knowing violation of the law.

                           (d)      A breach of the duty of loyalty.

                  Section 5.3  Indemnification.

                           (a) Except as otherwise provided in this Article, the Company shall indemnify any Member and may indemnify any employee or other agent of the Company who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the right of the Company, by reason of the fact that the person is or was a Member, employee or agent of the Company, against expenses, including attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that the person reasonably believed to be in the best interests of the Company and, with respect to a criminal action or proceeding, if such person had no reasonable cause to believe that the person's conduct was unlawful.

                           (b) To the extent that a Member of the Company has been successful on the merits or otherwise in defense of an action, suit or proceeding or in defense of any claim, issue or other matter in the action, suit or proceeding, the



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         Member shall be indemnified and held harmless from and against actual and reasonable expenses, including attorneys fees, incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided herein.

                           (c) Any indemnification permitted under this Article, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the Members who are not parties or threatened to be made parties to the action, suit or proceeding.

                           (d) Notwithstanding the foregoing to the contrary, no indemnification shall be provided to any Member, employee or agent of the Company in connection with the receipt of a financial benefit to which the person is not entitled, voting for or assenting to a distribution to Members in violation of this Operating Agreement or the Act, or a knowing violation of law.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

                  Section 6.1 Member's Accounts. Separate Capital Accounts for each Member shall be maintained by the Company. Each Member's Capital Account shall reflect the Member's Capital Contributions and increases for the Member's share of any net income or gain of the Company. Each Member's Capital Account shall also reflect decreases for distributions made to the Member and the Member's share of any losses and deductions of the Company.

                  Section 6.2 Allocations. Except as may be required by the Code or this Operating Agreement, Net Profits, Net Losses, and other items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in accordance with their Capital Accounts.

                  Section 6.3 Distributions. Distributions may be made to Members only after the holders of a majority in interest of the Capital Interests in the Company reasonably determine that the Company has sufficient cash on hand which exceeds the current and anticipated needs of the Company to fulfill its business purposes (including, needs for operating expenses, debt service, acquisitions, reserves and mandatory distributions, if any). All distributions shall be made to the Members in accordance with their Capital Accounts. Distributions shall be in cash or property or partially in both, as determined by the Members. No distribution shall be made if, after giving it effect, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time



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of the distribution, to satisfy the preferential rights of other Members upon dissolution that are superior to the rights of the Members receiving the distribution.

                  Section 6.4 Profit and Loss. The Net Profits and Net Losses of the Company shall be allocated among the Members in the same proportions as their Capital Accounts.

                  Section 6.5 Income Accounts. A separate income account shall be maintained for each Member. The Net Profit or Net Loss of the Company shall be determined as of the last day of each fiscal year. The income account of each Member shall be credited or debited, as the case may be, with that Member's share of the Net Profit or Net Loss. If a Member's income account has no credit balance, losses shall be charged to that Member's Capital Account. No interest shall be paid on any income account.

                  Section 6.6 Salaries. Salaries may be set for any or all of the Members. The amount of the salaries shall be determined by the holders of a majority in interest of the Capital Interests in the Company.


                                   ARTICLE VII

                       DISPOSITION OF MEMBERSHIP INTERESTS

                  Section 7.1 Restrictions on Transfers. Except as otherwise specifically provided in this Operating Agreement, a Member shall not have the right to sell, assign, pledge, create a security interest in, exchange or otherwise transfer, with or without consideration, all or any part of its Membership Interest without the prior written consent of all Members.

                  Section 7.2 Assignee Rights. An assignment, if permitted under this Operating Agreement, entitles the assignee to an Economic Interest only, and to receive, to the extent assigned, the distributions to which the assignor would be entitled. In the absence of unanimous consent, an assignee is not entitled to participate in the management and affairs of the Company or to exercise any other rights of a Member. An assignee of a Membership Interest may be admitted as a Member only as permitted under Article VIII.

                  Section 7.3 Withdrawal; No Right to Receive Fair Value. A Member may withdraw from the Company by giving at least one hundred fifty (150) days advance written notice to the Company and the other Members. The withdrawing Member shall have no right to receive a distribution of the fair value of that Member's Interest except as specifically provided otherwise under this Operating Agreement.

                  Section 7.4 Options to Purchase Upon Withdrawal. If a Member withdraws, the Company shall have a first option to purchase all, part or none of the withdrawing Member's Membership Interest. This option may be exercised only by delivering written notice of exercise to the withdrawing Member within thirty (30) days after receiving notice of the final determination of the value of the interest as set forth below. If the Company does not exercise its option, the remaining Members shall have an option to purchase the withdrawing Member's



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Membership Interest. Those remaining Members exercising their option to purchase the withdrawing Member's Membership Interest shall do so on a pro rata basis based upon their respective Capital Interests (disregarding the withdrawing Member's Capital Interest). These options must be exercised by delivering written notice of exercise to the withdrawing Member within thirty (30) days after the expiration of the Company's option to purchase. Any purchase under this Section shall be at the price and terms set forth below.

                  Section 7.5 Options to Purchase Upon Death. If a Member dies, the Company shall have a first option to purchase the deceased Member's Membership Interest. This option must be exercised by delivering written notice of exercise to the deceased Member's personal representative within thirty (30) days after the final determination of the purchase price as set forth below. If the Company does not exercise its option, the surviving Members shall each have an option to purchase the deceased Member's Membership Interest. Those other Members exercising their option to purchase the deceased Member's Membership Interest shall do so on a pro rata basis based upon their respective Capital Interests (disregarding the deceased Member's Capital Interest). These options must be exercised by delivering written notice of exercise to the deceased Member's personal representative within thirty (30) days after the expiration of the Company's option to purchase. Any purchase under this Section shall be at the price and terms set forth below.

                  Section 7.6 Estate's Right to Require Purchase Upon Death. If a Member dies, the deceased Member's personal representative has the option to require the Company to purchase the deceased Member's entire Membership Interest. This option must be exercised by delivering written notice of exercise to the Company within thirty (30) days after the final determination of the purchase price set forth below. If the option is exercised, the surviving Members shall be jointly and severally obligated to purchase the deceased Member's Membership Interest to the extent that the Company is prohibited from making a distribution to pay for the deceased Member's Membership Interest under
Section 307(1) of the Act. Any purchase under this Section shall be at the price and terms set forth below.

                  Section 7.7 Valuation of Assets. Within thirty (30) days after
(a) receipt of the written notice of a Member's withdrawal, or (b) the death of a Member, the remaining Members shall use their best efforts to reach an agreement with the withdrawing or deceased Member's personal representative on the value of the Company's assets. If no agreement is made within that time, the Company shall determine the value of the assets of the Company in the following manner within sixty (60) days after expiration of the time to reach agreement on the value of the assets:

                           (a) The fair market value of any real estate owned by the Company shall be determined by an independent appraisal made by a licensed real estate appraiser selected jointly by the Company and the withdrawing Member, or the deceased Member's personal representative, whichever is applicable. If the parties are unable to agree upon the selection of an appraiser within ten (10) days after the expiration of the time to agree on the value of the assets, each party shall select an independent appraiser and the fair market value shall be the average of the parties' appraisals. This determination shall be final and binding on all parties.



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                           (b) The fair market value of any items of tangible
         personal property owned by the Company shall be determined by an independent appraisal made by an appraiser selected jointly by the Company and the withdrawing Member, or the deceased Member's personal representative, whichever is applicable. If the parties are unable to agree upon the selection of an appraiser within ten (10) days after the expiration of the time to agree on the value of the assets, each party shall select an independent appraiser and the fair market value shall be the average of the parties' appraisals. This determination shall be final and binding on all parties.

                           (c) All remaining assets shall be valued at book value, using generally accepted accounting principles consistently applied. The determination shall be made by the independent accountant customarily used by the Company or otherwise retained for this purpose. This determination shall be final and binding on all parties.

                           (d) The valuation shall be made as of the last day of the month preceding the death of the deceased Member or preceding the notice of withdrawal described above, whichever is applicable.

                  Section 7.8 Purchase Price. The purchase price of a Member's Membership Interest purchased in the case of withdrawal or death shall be the Member's share, determined in accordance with that Member's Capital Interest, of the "net assets" of the Company. The "net assets" shall be the total value of the Company assets, as determined above, reduced by the amount of Company liabilities as determined using generally accepted accounting principles consistently applied. No allowance shall be made for contingent liabilities, except as otherwise provided under generally accepted accounting principles consistently applied. If the parties are unable to agree upon the determination of the amount of Company liabilities within ten (10) days after the expiration of the time to agree on the value of the assets, the determination shall be made by the independent accountant customarily used by the Company or otherwise retained for this purpose. This determination shall be made within sixty (60) days after the expiration of the time to agree on the Company liabilities and shall be final and binding on all parties. Notice of the determination shall be given by the Company to all Members and any withdrawing Member or deceased Member's personal representative promptly upon receipt of the determination from the accountant. For purposes of determining the purchase price in the event of the death of a Member, the "net assets" shall not include any life insurance proceeds paid or payable to the Company as a result of the Member's death.

                  Section 7.9 Terms of Payment. The purchase price for a Member's Membership Interest shall be paid as follows:

                           (a) A down payment of ten percent (10%) of the purchase price shall be paid at closing. In the event of a purchase of a deceased Member's Membership Interest, the down payment shall be not less than one hundred



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         percent (100%) of any net life insurance proceeds received by the purchaser before the date of closing.

                           (b) The remaining balance of the purchase price shall be paid over five (5) years in sixty (60) equal consecutive monthly installments, including interest on the unpaid balance at the rate of two percent (2%) over the rate published by The Wall Street Journal as the "prime" rate of interest in effect on the date of closing. The first installment shall be due on the first day of the second (2nd) month after the month in which the down payment is made.

                           (c) The obligation on the remaining balance shall be evidenced by a promissory note that shall permit prepayment without penalty in whole or in part at any time.

                           (d) If, after closing, any purchaser receives life insurance proceeds on any policy insuring the life of the deceased Member whose Membership Interest is being sold, the purchaser shall pay to the seller one hundred percent (100%) of any net life insurance proceeds received as a mandatory prepayment of principal within thirty
         (30) days after receiving the proceeds.

                  Section 7.10 Insurance Proceeds. If the Company is the beneficiary of insurance proceeds on the life of a deceased Member, those proceeds shall be applied toward payment of the purchase price to the extent determined above. Any proceeds remaining shall be Company property.

                  Section 7.11 Closing. The closing shall occur not later than thirty (30) days after the purchase price is determined and the time for exercising any options has expired.

                  Section 7.12 Seller's Participation in Profits and Losses. The interest of the withdrawing or deceased Member in the profits and losses of the Company shall continue until the date of closing of the sale of that Member's Membership Interest.

                  Section 7.13 Membership Interest Held by Grantor Trust. For the purposes of this Operating Agreement, if a Membership Interest is held by a grantor trust, the grantor of the trust shall be deemed to be the Member for purposes of any Section referring to the death of a Member and any notices required by this Operating Agreement shall be sent after the death of the grantor to the trustee(s) of the grantor trust.

                                  ARTICLE VIII

                               ADDITIONAL MEMBERS

                  Any person or entity may be admitted as an additional Member in the Company only with the unanimous consent of the then-current Members and upon compliance with conditions imposed, if any, by unanimous consent of the then-current Members. Admission may occur either by the issuance by the Company of additional Membership Interests for consideration as the Members shall unanimously determine, or as a transferee of a Member's Membership Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.


                                   ARTICLE IX

                                   MANAGEMENT

                  Section 9.1 Management by Members. The business of the Company shall be managed by the Members.

                  Section 9.2 Company Decision; Voting. In managing the business of the Company and exercising its powers, the Members shall act collectively through meetings or written consents as described in this Operating Agreement. Members shall vote in proportion to their relative Capital Accounts. Decisions of the Members shall be made by the affirmative vote of the holders of a majority in interest of the Capital Interests in the Company except as specifically provided otherwise in this Operating Agreement, the Articles, or by applicable law.

                  Section 9.3 Delegation of Authority. The Members may, from time to time, delegate to one or more Members specific authority to carry out the decisions of the Members, as the Members may deem advisable. In addition, the Members may assign titles (including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Member with such authority the Members may designate. Any delegation under this Section may be revoked at any time by the Members. Any delegation to a Member under this Section shall be construed as a provision restricting or enlarging the management rights and duties of a Member or group of Members under
Section 401 of the Act and shall not be effective to change the provision in
Section 401 that vests management of the Company in its Members.

                  Section 9.4 Authority of Members. Every Member is an agent of the Company for the purpose of its business and the act of a Member, including the execution in the name of the Company of any instrument, in apparently carrying out the business of the Company in the usual way, binds the Company unless the Member so acting does not have the authority to act for the Company and the person with whom the Member is dealing has knowledge of the fact that the Member has no such authority.

                  Section 9.5 Time Devoted to Company Business; Other Business Interests of Members. Members shall not be required to devote their entire time or attention to Company business, but only that time or attention necessary for their proper management of the Company business. Each Member shall be allowed to participate in any other activity, even though it competes with Company business.

                                    ARTICLE X

                        MEETINGS AND CONSENTS OF MEMBERS

                  Section 10.1 Meetings. Annual meetings of Members shall be held at the dates, times and places that the Members determine. Special meetings of Members for any proper purpose may be called at any time by the holders of at least twenty-five percent (25%) of the Capital Interests in the Company. Those Members who call a special meeting shall give notice of the date, time, place and purposes of the meeting to each Member. The notice shall be given not less than ten (10) nor more than thirty (30) days before the date of the meeting. All meetings of Members shall be run by the Member with the largest Capital Interest in the Company or by such other person as the Members unanimously agree. Members may attend each meeting in person or by written proxy. Proxy holders shall have authority to vote only to the extent described in the written proxy.

                  Section 10.2 Conference Call Meetings. A Member may participate in a meeting of Members by a conference telephone or similar communications equipment through which all participants in the meeting may communicate with the other participants. Participation in a meeting under this Section constitutes presence in person at the meeting.

                  Section 10.3 Written Consent. Any action required or permitted to be taken by the Members may be taken without a meeting, without prior notice, and without a vote, if written consents describing the action are signed by all of the Members.


                                   ARTICLE XI

                           DISSOLUTION AND WINDING UP

                  Section 11.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events:

                           (a) upon the happening of any event specified in the Articles or this Operating Agreement;

                           (b) by the unanimous consent of all of the Members;
         or

                           (c) upon the death, withdrawal, bankruptcy, or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company, unless within ninety (90) days after the termination of membership, the remaining Members unanimously consent to continue the business of the Company and to the admission of one or more Members as necessary.

                  Section 11.2 Winding Up. Upon dissolution, the Company shall cease carrying on its business and affairs and shall commence the winding up of the Company's business and affairs and complete the winding up as soon as practicable. Upon the winding up of the Company, the assets of the Company shall be distributed first to creditors to the extent permitted by law, in satisfaction of Company debts, liabilities and obligations and then to Members and former Members first, in satisfaction of liabilities for distributions and then, in accordance with their Capital Interests. The proceeds shall be paid to the Members within ninety (90) days after the date of winding up.


                                   ARTICLE XII

                               GENERAL PROVISIONS

                  Section 12.1 Entire Agreement and Amendment. This Operating Agreement contains the entire agreement among the parties with respect to its subject matter and may be amended only in writing signed by the holders of a majority in interest of the Capital Interests in the Company.

                  Section 12.2 Severability. The invalidity or unenforceability of any term in this Operating Agreement shall not affect any other term in this Operating Agreement.

                  Section 12.3 Notices. Any notice permitted or required under this Operating Agreement will be deemed to have been given when delivered in person or two (2) business days after being deposited in the United States mail, postage paid, addressed to the party at its address on file in the Company's registered office.

                  Section 12.4 Binding Effect. This Operating Agreement will be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

                  Section 12.5 Governing Law. This Operating Agreement shall be governed in all respects by Michigan law.

                  Section 12.6 Investment Representations. The undersigned Members understand (1) that the Membership Interests have not been registered under the Securities Act of 1933, the Michigan Securities Act or any other applicable securities laws (the "Securities Acts"), (2) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, (3) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution, and (4) that the Company is under no obligation to register the Membership Interests or to assist any Member in complying with any exemption from registration under the Securities Acts if the Member should wish to dispose of a Membership Interest.

                  Each Member agrees not to transfer, sell or offer for sale any portion of a Membership Interest unless there is an effective registration or other qualification under the Securities Acts or unless the holder of the Membership Interest delivers to the Company an opinion of counsel, satisfactory to the Company, that registration or other qualification is not required.

                  Each Member warrants and represents to the Company that (a) the Member is acquiring a Membership Interest for the Member's own account, for investment and not with a view to resale or distribution; (b) before acquiring a Membership Interest, each Member has made an investigation of the Company and its business and has had made available to the Member all information on the Company that the Member deemed necessary to make an informed decision to acquire the Membership Interest; and (c) each Member considers himself or herself to be a person possessing sufficient experience and sophistication as an investor to evaluate the merits and risks of the Member's investment in the Membership Interest.

                  Section 12.7 Review by Legal Counsel. Each Member acknowledges that this Operating Agreement and the Articles were prepared by legal counsel for the Company; that conflicts may exist or arise between the individual interests of the Members and that legal counsel for the Company is prohibited from representing parties where a legal conflict exists; and that each Member is advised to seek (and has had an adequate opportunity to seek) advice from independent legal counsel with respect to investment in the Company and execution of this Operating Agreement.


Dated: August 1, 1996                           /s/ Richard Postma
                                       ---------------------------------------
                                                    Richard Postma

Dated: August 1, 1996                           /s/ Ronald VanderPol
                                       ---------------------------------------
                                                    Ronald VanderPol

Attachments:  Exhibit A

                                    EXHIBIT A


   Member            Initial Capital Contribution (to be made within the                Capital
                     time described in Section 4.1)                                    Interest

Richard Postma               $  1.00                                                       1%

Ronald VanderPol             $ 99.00                                                      99%
                             =======                                                   -----

       TOTAL                 $100.00                                                     100%
